BlueFire Renewables, Inc. Receives $150,000 and Secures Additional $9.85M
in Committed Funding from Lincoln Park Capital Fund, LLC

IRVINE, CA., January 24, 2011 – BlueFire Renewables, Inc.  (OTC Bulletin Board: BFRE), a company focused on changing the world's transportation fuel paradigm through the production of renewable fuels from non-food cellulosic wastes, announced today that it has signed a purchase agreement for up to $10 million with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor.

This money will allow BlueFire to shore up its short-term cash needs and continue to pursue financing opportunities on its projects.

Upon signing the agreement, LPC invested $150,000 in BlueFire as an initial investment under the agreement at $.35 per share together with warrants to purchase an equivalent number of shares at an exercise price of $.55 per share.

In addition, under the agreement subject to certain conditions and at BlueFire’s sole discretion, LPC has committed to invest up to $9.85 million of BlueFire’s common stock over a 30-month period. BlueFire is required to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares that may be issued to Lincoln Park. Once the registration statement is effective, LPC is obligated to make purchases as BlueFire directs in accordance with the purchase agreement, which may be terminated by BlueFire at any time, without cost or penalty. Sales of shares will be made in specified amounts and at prices that are based upon the market prices of the Company’s common stock immediately preceding the sales to LPC, without any fixed discount.  Except for a limitation on variable priced financings, there are no financial or business covenants, restrictions on future funding, rights of first refusal, participation rights, penalties or liquidated damages in the purchase agreement.

“We are pleased to have received this initial investment from Lincoln Park Capital,” said BlueFire President and CEO Arnold Klann. “In addition, the agreement provides added flexibility to opportunistically raise additional capital from this committed institutional investor which should complement our other capital raising efforts.  Lincoln Park Capital has shown confidence in our ability to continue to progress and expand our capabilities and we look forward to working with their well respected team.”

No placement agent or underwriting fees are payable in connection with this transactions. BlueFire intends to use the proceeds of this transaction for general corporate purposes and to aid in the closing of additional financing for the Fulton project.

A more detailed description of the agreement is set forth in the Company’s Current Report on Form 8-K recently filed with the SEC which the Company encourages be reviewed carefully.

About Lincoln Park Capital (“LPC”)

LPC is an institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities.  These investments are in a wide range of companies and industries emphasizing life sciences, energy and technology.  LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency.  For more information, visit www.LincolnParkCapital.com.

About BlueFire Renewables, Inc.

BlueFire Renewables, Inc. was established to deploy a commercially ready, patented and proven Concentrated Acid Hydrolysis Technology Process for the profitable conversion of cellulosic waste materials ("Green Waste") to renewable fuel sources, including Cellulosic Ethanol, Biodiesel, BioJet Fuel, and Drop-in Directs. BlueFire is the only cellulose-to-fuel company worldwide with demonstrated production of Biofuels from urban trash (post-sorted MSW), rice and wheat straws, wood waste and other agricultural residues.

BlueFire received an increase to its Grant totaling $88 million under the American Recovery and Reinvestment Act in December of 2009.  BlueFire's biorefineries will be located near markets with high demand for ethanol and will use locally available biomass. This should dramatically reduce delivery costs and increase biofuel supplies, while providing a unique waste processing technology to help America's cities better manage the increasing problem of overflowing landfills. For more information, please visit www.BFREINC.com.

If you would like to receive regular updates on BlueFire Renewables, please select this following link: http://www.b2i.us/irpass.asp?BzID=1437&to=ea&s=0.

Forward-Looking Statements

Statements about BlueFire Renewables expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as the term is defined in the Private Litigation Reform Act of 1995. BlueFire's actual results could differ materially from expected results. BlueFire undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances. Should events occur which materially affect any comments made within this press release; BlueFire will appropriately inform the public.

This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). BlueFire Renewables, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: our successful development and deployment of ethanol production facility or facilities, impact of the company's expansion plan, and new business development success, future financial results, the impact of competitive products or pricing from technological changes, the effect of economic conditions and other uncertainties. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the expectations contained in any such forward-looking statements. These risks include, but are not limited to: failure to manage operating expenses or integrate new facilities and/or technologies, each of which could have a material impact on our business, our financial results, and the company's stock price. These risks and other factors are detailed in the Company's regular filings with the U.S. Securities and Exchange Commission. Most of these factors are difficult to predict accurately and are generally beyond the Company's control. Forward-looking statements speak only as to the date they are made and BlueFire Renewables, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Company Contact:
Richard Klann
BlueFire Renewables, Inc.
rgklann@bfreinc.com
949.588.3767, ext. 411

Media Contact:
Laura Finlayson
Beckerman
lfinlayson@beckermanpr.com
201-465-8007

Investor Relations:
Scott Kitcher
EcoFin Consulting
skitcher@ecofinconsulting.com
949.435.2056